ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

           XPIT ACQUISITION LLC, A COLORADO LIMITED LIABILITY COMPANY,

                       CQG, INC., A COLORADO CORPORATION,

                    XPIT CORPORATION, A DELAWARE CORPORATION

                 RATEXCHANGE CORPORATION, A DELAWARE CORPORATION

                                       AND

                   CERTAIN RELATED PARTIES (AS DEFINED HEREIN)
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                                TABLE OF CONTENTS

ARTICLE I      PURPOSE

ARTICLE II     PURCHASE AND SALE OF ASSETS
               2.1      Acquired Assets
               2.2      Excluded Assets

ARTICLE III    PURCHASE PRICE
               3.1      Payment of the Base Price
               3.2      Contingent Payments
               3.3      Assumed Obligations

ARTICLE IV     ASSUMPTION OF LIABILITIES
               4.1      Assumed Obligations
               4.2      Excluded Liabilities

ARTICLE V      EMPLOYMENT AND NONCOMPETITION AGREEMENTS
               5.1      Noncompetition Agreements
               5.2      Employees
               5.3      Other Agreements
               5.4      Benefits

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND XPIT
               6.1      Organization and Good Standing
               6.2      Corporate authority
               6.3      No Violation of Obligations
               6.4      Financial Statements of XPIT
               6.5      Acquired Assets
               6.6      Liabilities
               6.7      Operations Since the Financial Statements
               6.8      Legal Proceedings
               6.9      Material Agreements
               6.10     Employees
               6.11     Compliance with Law
               6.12     Environmental Compliance
               6.13     Taxes
               6.14     Insurance
               6.15     Trademarks and Intellectual Property
               6.16     Software
               6.17     Regulatory Approvals
               6.18     Customers and Suppliers
               6.19     Leased Premises
               6.20     Obligation to Brokers
               6.21     Complete Disclosure


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ARTICLE VII    REPRESENTATIONS AND WARRANTIES OF ACQUISITION CO.
               7.1      Organization and Qualification
               7.2      Authority
               7.3      No Violation of Obligations
               7.4      No Brokers
               7.5      Complete Disclosure

ARTICLE VIII   COVENANTS OF THE RELATED PARTIES
               8.1      Termination of Consulting Agreement
               8.2      Acknowledgement of Prior Owners
               8.3      Consent to Transactions
               8.4      Release of Claims and Disclaimer of Rights
               8.5      Representation and Warranty of the Related Parties
               8.6      Representation and Warranty of Ramsey
               8.7      Noncompetition

ARTICLE IX     INFORMATION AND CONFIDENTIALITY
               9.1      Provision of Information Relating to XPIT
               9.2      Continued Due Diligence

ARTICLE X      CONDITIONS TO CLOSING
               10.1     Stockholder and XPIT Conditions
               10.2     Acquisition Co.'s Conditions

ARTICLE XI     CLOSING
               11.1     Certificates
               11.2     XPIT's Legal Opinion
               11.3     Assignment and Bill of Sale
               11.4     Assignment of Intangibles
               11.5     Third-Party Consents
               11.6     Assignment and Assumption of Assumed Obligation
               11.7     Sublease
               11.8     Acquisition Co.'s Legal Opinion
               11.9     Purchase Price
               11.10    Excluded Liabilities
               11.11    Corporate Authorization of Acquisition Co.
               11.12    Corporate Authorization of XPIT and Stockholder
               11.13    Tax Allocations
               11.14    Employment Agreements and Confidentiality Agreements
               11.15    Noncompetition Agreements
               11.16    Name Change
               11.17    Domain Names
               11.18    Consent of Noteholders
               11.19    Termination of Consulting Agreement


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               11.20    Other Acts

ARTICLE XII    TERMINATION
               12.1     Termination
               12.2     Failure of Condition
               12.3     Termination by Agreement

ARTICLE XIII   COSTS AND EXPENSES

ARTICLE XIV    MUTUAL INDEMNIFICATION
               14.1     XPIT's and Stockholder's Indemnity
               14.2     Acquisition Co.'s and CQG's Indemnity
               14.3     General
               14.4     Third Party Claims
               14.5     Remedies

ARTICLE XV     XPIT'S AND STOCKHOLDER'S POST-CLOSING COVENANTS
               15.1     Payment of Liabilities
               15.2     Sales Taxes
               15.3     XPIT Liquidation

ARTICLE XVI    GENERAL PROVISIONS
               16.1     Survival of Agreement
               16.2     Notices
               16.3     Successors and Assigns
               16.4     Merger
               16.5     Attorney's Fees
               16.6     Governing Law
               16.7     Modification or Severance
               16.8     Captions


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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made and entered into as of October __, 2001, by and among Xpit Acquisition LLC, a Colorado limited liability company, ("Acquisition Co."); CQG, Inc., a Colorado corporation ("CQG"); XPIT Corporation, a Delaware corporation ("XPIT"); and RateXchange Corporation, a Delaware corporation, (the "Stockholder"). Ramsey Financial, Inc., a Kentucky corporation ("Ramsey"); Sockeye Trading, LLC, an Idaho limited liability company ("Sockeye"); Sawtooth Investment Management, LLC, an Idaho limited liability company ("Sawtooth"); and Mike Boren, Dave Boren, and Doug Bates (the "Members") are also parties to this Agreement with respect to Article VIII and XIV below.

                                    ARTICLE I
                                     PURPOSE

     The Stockholder owns all of the issued and outstanding capital stock of XPIT. Acquisition Co. wishes to purchase certain specified assets of XPIT, as set forth in Section 2.1, and to assume certain specified obligations of XPIT and Stockholder, as set forth in Section 4.1, all on the terms more fully set forth below. XPIT is engaged in the business of electronic order routing services for financial instruments and commodity futures (the "XPIT Business"). Ramsey, Sockeye, Sawtooth, and the Members (the "Related Parties") have owned interests in or are or have been otherwise affiliated with XPIT, as set forth in
Article VIII. Acquisition Co. has determined that a material condition to the completion of the purchase provided for herein includes the agreement of XPIT, the Stockholder, Sockeye, Sawtooth, and the Members to enter into noncompetition agreements satisfactory to Acquisition Co. Acquisition Co. further requires, and the Stockholder has agreed, that any of the assets to be acquired by Acquisition Co. hereunder, including any proprietary information or other intangible assets, which are owned by the Stockholder or the Related Parties or in which the Stockholder or the Related Parties has any proprietary rights will be transferred by the Stockholder to Acquisition Co. as part of the transaction provided for herein.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

     2.1 Acquired Assets. XPIT and the Stockholder hereby agree to sell, and Acquisition Co. agrees to purchase, the Acquired Assets, as defined below, and to assume certain specified liabilities as identified in Section 4.1 below. The "Acquired Assets" consist of all of the assets of XPIT shown on the financial statements of XPIT attached hereto as Schedule 6.4, all assets arising in the ordinary course of business of XPIT from and after the date of such financial statements, and any and all other assets owned by XPIT (or owned by Stockholder or the Related Parties and utilized in the business of XPIT). Without limiting the generality of the foregoing, the Acquired Assets shall specifically include the following (whether owned by XPIT, the Stockholder, or the Related Parties):
(i) all right, title and interest in and to the XPIT order routing software and all related components and modules, as described in Section 6.16, (the "Software"), including all software code, trade secrets, copyrights, know-how, show-how, and any other intellectual property rights related thereto, incorporated therein, or otherwise required

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for the Software to function in accordance  with Section  6.16;  (ii) all server equipment and other hardware and software used by XPIT or which are otherwise necessary to run the Software; (iii) all equipment, supplies, and other personal property located at XPIT's offices, or used in connection with the XPIT Business or the Software; (iv) the name "Xpit" and any rights thereto whether resulting from state or federal registration or under common law, and all goodwill associated therewith; (v) all rights to the domain names "www.xpit.com" and "www.xpit.net;" and (vi) any other personal property (including the files and
records,  insurance  policies,  deposits,   intangible  information,   goodwill,
trademarks and trade names, trade secrets, telephone numbers, yellow page ads, and previously expensed tools and supplies) or intellectual property (including all "Intellectual Property," as defined in Section 6.15) and any interests in or rights to any personal or intellectual property that is used or usable by XPIT in the conduct or operation of the XPIT Business as presently conducted or necessary to cause the Software to function in conformance with Schedule 6.16. Notwithstanding the above, the Acquired Assets shall not include the Excluded Assets listed in Section 2.2, below.

     2.2 Excluded Assets. The Excluded Assets consist of all agreements, liabilities, and obligations of XPIT not expressly assumed by Acquisition Co. pursuant to Article IV below, all cash held in the name of XPIT, and all accounts receivable of XPIT, provided, however that Acquisition Co. is authorized to collect and retain such accounts receivable in accordance with
Section 3.1(b) below.

                                   ARTICLE III
                                 PURCHASE PRICE

     The total consideration for the Acquired Assets and the noncompetition agreements of XPIT, the Stockholder, and Sockeye, Sawtooth, and the Members is the sum of (i) One Million Five Hundred Thousand Dollars ($1,500,000) (the "Base Price"), payable to the Stockholder and to certain third parties in satisfaction of Stockholders' debts as provided in Section 3.1; (ii) the Contingent Payments set forth in Section 3.2, and (iii) assumption of certain of XPIT's obligations as provided in Section 4.1 below.

     3.1 Payment of the Base Price. Acquisition Co. shall pay, or shall cause CQG to pay, the Base Price at the Closing, as follows:

          (a)  Acquisition  Co.  shall  pay,  or  shall  cause  CQG to pay,  the principal and interest balance due under the promissory notes issued by Stockholder to Sockeye, Ramsey Courtlandt Gates, and Timothy Meckel (collectively, the "Noteholders") in connection with the Agreement and Plan of Merger dated as of March 12, 2001 by and among Stockholder, XPIT, Xpit.Com, Inc., an Idaho corporation ("Xpit.Com"), Sockeye, and Ramsey ("Merger Agreement"). The payment set forth in the previous sentence shall be made in the amounts and in the manner set forth on Schedule 3.1(a), which schedule shall be updated to reflect interest accrued under the promissory notes up to the date of the Closing. The agreement of the Related Parties to the Provisions of Article VIII and XIV hereof are a material condition to such payment.


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          (b) Fifty Thousand Dollars  ($50,000) of the Base Price (the "Holdback
Amount") shall be held by Acquisition Co. in a segregated account (the "Holdback Account"). In addition, all accounts receivable of XPIT collected after the Closing Date shall be deposited in the Holdback Account and added to the Holdback Amount. Subject to Sections 4.1, 14.5, 15.1 and 15.2, the Holdback Amount shall be paid to XPIT 3 months following the closing. XPIT hereby authorizes Acquisition Co. to collect the outstanding accounts receivable of XPIT from and after the Closing Date and until 3 months thereafter (the "Holdback Period") for this purpose. XPIT and the Stockholder agree not to make any attempt to collect the accounts receivable during the Holdback Period.

          (c) Acquisition Co. shall pay, or shall cause CQG to pay the balance of the Base Price after deduction of: (i) the aggregate amount paid to the Noteholders under Section 3.1(a) and (ii) the $50,000 retained pursuant to
Section 3.1(b) to XPIT at the Closing in certified funds by wire transfer to an account designated by XPIT.

     3.2 Contingent Payments. Subject to Section 4.1, 14.5,15.1 and 15.2, Acquisition Co. shall make, or shall cause CQG to make, payments (the
"Contingent Payments") to XPIT, as set forth below, upon the achievement of certain amounts of "Order-Routing Revenue" as defined on Schedule 3.2 which schedule is attached hereto and incorporated herein by this reference.

          (a) If Acquisition Co. earns Order-Routing Revenue of $50,000 or more in any single calendar month during the four-year period immediately following the Closing, Acquisition Co. shall pay, or shall cause CQG to pay, $50,000 to XPIT. The payment specified in this Section 3.2(a) shall be a one time payment and in no event shall the aggregate amounts payable under this Section 3.2(a) exceed $50,000.

          (b) If Acquisition Co. earns Order-Routing Revenue of $2,500,000 during any of the first four twelve-month periods beginning on the first day of the calendar month immediately following the Closing Date or on the Closing Date if the Closing Date is the first day of a calendar month (each, an "Applicable Twelve-Month Period"), Acquisition Co. shall pay, or shall cause CQG to pay, 5% of the amount of the Order-Routing Revenue earned during such Applicable Twelve-Month Period to XPIT; provided, however, that the aggregate amounts payable under this Section 3.2(b) during the four Applicable Twelve-Month Periods collectively shall not exceed $200,000.

          (c) If Acquisition Co. earns Order-Routing Revenue of $10,000,000 in any Applicable Twelve-Month Period Acquisition Co. shall pay, or shall cause CQG to pay, 1% of the Order-Routing Revenue earned during such Applicable Twelve-Month Period to XPIT, in addition to the payments under Sections 3.2(a) and (b), if any.

          (d) Acquisition Co. shall provide to XPIT a monthly accounting of the calculation of the Order-Routing Revenue and the Contingent Payments, if any, including supporting documentation indicating account activity (subject to such restrictions on disclosure of customer information as may be imposed under applicable law, regulations, or agreements with third parties). Such information shall be confidential, shall be disclosed only to persons


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approved  by  Acquisition  Co.,  shall  be  used  by XPIT  only  for  confirming calculation of the Order-Routing Revenue and Contingent Payments, and shall not be disclosed to any third parties (except pursuant to a valid court order for such information and after Acquisition Co. has been provided with an opportunity to take measures to protect the confidentiality of such information in any proceeding).

     3.3 Assumed Obligations. At the Closing, Acquisition Co. shall assume certain obligations of XPIT as specified in Article IV below.

                                   ARTICLE IV
                            ASSUMPTION OF OBLIGATIONS

     Subject to the terms and conditions of this Agreement and as consideration for the Acquired Assets and the noncompetition agreement provided for in Section 5.1, Acquisition Co. agrees as follows with respect to the liabilities of XPIT and/or the Stockholder.

     4.1 Assumed Obligations. Acquisition Co. or an affiliate shall assume the obligations of XPIT and/or the Stockholder which accrue or become payable after the date of the Closing under each of the agreements listed on Schedule 4.1 (collectively, the "Assumed Obligations"). XPIT and the Stockholder shall be responsible for their liabilities and obligations incurred under each of the agreements listed on Schedule 4.1 which accrue or become payable prior to the Closing Date. Acquisition Co. shall not assume any other obligation or liability of XPIT or the Stockholder. In the event that XPIT or the Stockholder does not pay or otherwise satisfy its obligations under any of the agreements listed above which accrue or become payable prior to the Closing Date, Acquisition Co. or its affiliate may, in its sole discretion, elect to pay or otherwise satisfy such obligations and to offset such payments or expenses against the Holdback Amount or any Contingent Payments or to collect such payments or other expenses directly from XPIT or Stockholder, in Acquisition Co.'s discretion.

     4.2 Excluded Liabilities. XPIT and the Stockholder shall retain and be jointly and severally liable for all Excluded Liabilities. Excluded Liabilities consist of all liabilities and obligations to employees of XPIT or the Stockholder and all other liabilities of XPIT or the Stockholder other than the Assumed Obligations. XPIT and the Stockholder shall pay all Excluded Liabilities in the ordinary course of business without liability to Acquisition Co. or its affiliates or adverse effect to the XPIT Business or the Software.

                                    ARTICLE V
                    EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     5.1 Noncompetition Agreements. As a material condition to the transactions set forth herein, XPIT and the Stockholder and Sockeye, Sawtooth, and the Members shall execute and deliver Noncompetition Agreements substantially in the form attached hereto as Exhibit A and B, respectively.


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

     5.2 Employees. As a material condition to the transactions set forth herein, each of the employees of XPIT or Stockholder, as listed on Schedule 6.10, (the "Employees") shall resign or be terminated by XPIT or Stockholder immediately prior to the Closing, as applicable, and will be given the opportunity to become employees of Acquisition Co. or CQG immediately after the Closing. As a condition to their employment, such individuals will enter into an Employment, Confidential Information and Invention Assignment Agreement substantially in the form attached hereto as Exhibit C ("Employment Agreement") or a Confidential Information and Invention Assignment Agreements substantially in the form attached hereto as Exhibits D (the "Confidentiality Agreement"). The Employment Agreement will provide that the Employee shall receive a salary equal to their salary received from XPIT or the Stockholder prior to the Closing Date, as set forth on Schedule 6.10, and standard benefits available to similarly-situated Acquisition Co. employees.

     5.3 Other Agreements. Based on its due diligence review, Acquisition Co. reserves the right to require employment agreements, noncompetition covenants, or other personnel agreements with any other individuals identified as key to the continued operations of XPIT.

     5.4 Benefits. Stockholder and XPIT shall each cooperate with Acquisition Co. to assist in providing health benefits to the Employees following the Closing, at Acquisition Co's expense. XPIT and Stockholder shall allow the Employees to elect to extend their coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or equivalent state law and shall allow Acquisition Co. to pay the aggregate premiums for such coverage directly to Stockholder or XPIT.

                                   ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER AND XPIT

     The Stockholder and XPIT jointly and severally represent and warrant to Acquisition Co., CQG, and their successors and assigns as follows, as of the date hereof and as of the Closing:

     6.1 Organization and Good Standing. XPIT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. XPIT is qualified to conduct business as a foreign corporation in the state of Idaho. XPIT is not required by the nature of its assets or business to qualify as a foreign corporation in any other jurisdiction. XPIT has full power to own all of its properties and to carry on the XPIT Business as it is now being conducted. XPIT has no subsidiaries and no direct or indirect ownership interest in any corporation, partnership, joint venture, limited liability company, limited liability partnership, association or other entity. The Stockholder is the sole stockholder of XPIT, and the Stockholder holds good and marketable title to all of its shares free and clear of any pledge, right to purchase, or other limitation. There are no securities of XPIT outstanding, including any outstanding subscriptions, options, warrants, convertible securities, or other agreements or commitments obligating XPIT to issue or to transfer from treasury any additional shares of XPIT other than the shares owned by the Stockholder. XPIT has delivered to Acquisition Co. true, accurate, and complete copies of XPIT's certificate of incorporation, bylaws, stock records, and minute books, showing all amendments and changes thereto.


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

     6.2 Corporate Authority. XPIT has the authority, pursuant to its certificate of incorporation and bylaws, and pursuant to such additional action as is necessary by its officers, directors, and the Stockholder and by the Stockholder's officers, directors and stockholders to execute this Agreement and to consummate the transactions provided for herein. Without limiting the generality of the foregoing, The Stockholder agrees that it will fully authorize all of the transactions provided for herein prior to Closing. Any assets that are included in the Acquired Assets and that are legally, directly and wholly owned by Stockholder do not constitute substantially all of the property and assets of the Stockholder. After consultation with legal counsel, Stockholder and XPIT represent and warrant that the Acquired Assets were not transferred from Stockholder to XPIT without authorization by the stockholders of the Stockholder and that there is no basis (e.g. fraud, XPIT as mere alter ego or instrumentality of the Stockholder, failure to observe corporate formalities) for disregarding the legal separateness of Stockholder and XPIT.

     6.3 No Violation of Obligations. The execution and delivery of this Agreement, and the consummation of the transactions provided for herein, will not violate any agreement or commitment made by XPIT or the Stockholder, or any requirement binding on XPIT or the Stockholder respectively, including, without limitation, any lease, contract, loan agreement, promissory note, franchise agreement, court order, judgment, regulatory ruling, or arbitration award.

     6.4 Financial Statements of XPIT. Attached hereto as Schedule 6.4 are the unaudited financial statements of XPIT or its predecessor, Xpit.Com, Inc. for each of its two most recently completed fiscal years and XPIT's most recent unaudited interim balance sheet for the period from January 1, 2001 to September 30, 2001 (collectively, the "Financial Statements"). The Financial Statements fairly present the financial position of XPIT as of the respective dates thereof and the results of the operations of XPIT for the periods indicated. All of the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years or other applicable periods. None of the Financial Statements is misleading in any material respect.

     6.5 Acquired Assets. XPIT has good and marketable title to all of the Acquired Assets. Except as disclosed on Schedule 6.5, the Acquired Assets are not subject to any deed of trust, mortgage, security interest, or other lien or claim of any nature whatsoever. All the Acquired Assets are in satisfactory and operational condition, except as otherwise shown on Schedule 6.5, and are satisfactory for the conduct and operation of the XPIT Business as presently conducted and the functionality of the Software in conformance with Schedule
6.16. No equipment is in need of material repairs or replacement. The Acquired Assets transferred hereunder, including intangible assets and works in progress, are all of the assets that are necessary for the continued operation of the XPIT Business as presently conducted and for the Software to function in conformance with Schedule 6.16.

     6.6 Liabilities. XPIT has no liabilities, liquidated, actual or contingent, except as shown on the Financial Statements or on Schedule 6.6. Any liabilities arising after the date of the most recent Financial Statement have arisen in the ordinary course of business of XPIT and


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are  substantially  similar  in kind and  amount to those  amounts  shown on the
Financial Statements. Schedule 6.6 specifically includes all accrued benefits due to employees of XPIT and any of the Employees employed by Stockholder or any other party, including sick leave, vacation rights, and other employee benefits, whether or not such liabilities are fully reflected in the Financial Statements.

     6.7 Operations Since the Financial Statements. Since the date of the most recent Financial Statement, there has not been and there will not be through the date of Closing:

          (a) Any change in the business, results of operations, assets, financial condition, or manner of conducting the XPIT Business or in the functionality of the Software;

          (b) Any decrease in the net book value of XPIT or the net XPIT asset value shown on the most recent balance sheet included within the Financial Statements;

          (c) Any damage, destruction, or loss (whether or not covered by insurance);

          (d) Any declaration, setting aside, or payment of any dividend or other distribution with respect to the stock of XPIT or any other distribution to or for the benefit of the Stockholder except for payment of salaries in the ordinary course of business;

          (e) Any increase in the compensation payable or to become payable by XPIT to any of its officers, directors, employees, or agents;

          (f) Any other distributions by XPIT of any nature whatsover to or for the benefit of the Stockholder or any affiliate thereof;

          (g) Any issuance of shares of stock of XPIT, or any grant of any option, warrant, or other right to acquire any of such stock;

          (h) Any employment, bonus, or deferred compensation agreement entered into between XPIT and any of its directors, officers, or other employees or consultants;

          (i) Any loss by XPIT of any customers, clients, or suppliers, or any event or circumstance that is likely to lead to such loss which has a materially adverse affect on the Acquired Assets or the Xpit Business or any entering into, amendment, or termination by XPIT of any material contract, franchise, permit, license, or other agreement;

          (j) Any transaction or other action by XPIT outside of the ordinary course of its business or any other action that could materially adversely affect the Acquired Assets, the XPIT Business, or the functionality of the Software;

          (k) Any amendment to the certificate of incorporation, bylaws or other governing documents of XPIT; or


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          (l)  Any  indebtedness  incurred  by  XPIT  to  borrow  money  or  any
commitment  to  borrow  money,   any  guarantee  by  XPIT  of  any  third  party
obligations, the imposition of any lien on the Acquired Assets, or the grant of any encumbrance by XPIT.

     6.8 Legal Proceedings. Except as set forth on Schedule 6.8, there are no private or governmental proceedings pending, or to the best knowledge of the Stockholder or XPIT threatened, against XPIT or the Stockholder, including without limitation any investigation, audit, lawsuit, threatened lawsuit, arbitration, workers' compensation claim, civil rights claim, or other legal proceeding of any nature whatsoever.

     6.9 Material Agreements. XPIT is not a party to any employment agreement, equipment lease, real property lease, agreement for purchase or sale, franchise agreement, joint venture agreement, or any other contract, agreement, or other obligation, whether or not in writing (other than agreements that individually represent obligations on the part of XPIT of less than $10,000 and in the aggregate obligations of not more than $75,000), except for agreements which are terminable within 30 days by XPIT and any assignee of XPIT without acceleration, penalty, or any other adverse effect, except those agreements which are listed on Schedule 6.9. Schedule 6.9 also includes all contracts or agreements for goods or services that are used by XPIT in conduct of the XPIT Business, required to cause the Software to function in conformance with Schedule 6.16, or which are otherwise material to the conduct of the XPIT Business or the Software. True, accurate, and complete copies of all agreements listed on
Schedule 6.9 have been provided to Acquisition Co. None of such agreements is in default nor is XPIT or the Stockholder aware of any claim or penalty that has accrued or that will accrue as a result of the Closing hereunder or for any other reason under any of such agreements. Except as set forth on Schedule 6.9, all of the Assigned Obligations may be assigned to Acquisition Co. without consent from any third party and without any acceleration, penalty, or any other adverse effect.

     6.10 Employees. Schedule 6.10 is a list of all of the XPIT employees, including the date of first hire, social security number, rate of compensation, and any accrued rights (including vacation rights) to which such employee is entitled from XPIT or Stockholder. Except as set forth on Schedule 6.10, none of such employees is a party to any employment agreement or other contract with XPIT or Stockholder. Except as set forth on Schedule 6.10, none of such employees are entitled to any fringe benefits or other compensation from XPIT or Stockholder as of the Closing Date. None of the XPIT employees is subject to any collective bargaining agreement or other union agreement, nor is XPIT or the Stockholder aware of any effort to organize any of the workforce of XPIT. No disputes or claims against XPIT exist on behalf of any of its present or former employees, including, but not limited to, claims of unemployment compensation, violation of wage and hour laws, claims relating to past compensation, or claims relating to unjust termination. Except as set forth on Schedule 6.10, XPIT does not maintain any pension, profit sharing, 401(k), or similar plan or any other plan or benefit that is subject to regulation under the Employment Retirement Income Security Act of 1974 or any successor law, or any comparable law of any state or any regulations or rules issued by the United States government or any state government respectively in connection therewith. XPIT is current in all of its obligations to employees with respect to the benefit plans that it does maintain.

     6.11 Compliance with Law. XPIT is not in violation of any material law, regulation, rule, ordinance, or other governmental requirement relating to or which may have a material adverse effect on its properties or its business. As of the Closing Date, neither XPIT nor the Stockholder has knowledge of any development, occurrence, or condition that would adversely affect any of the Acquired Assets or Assumed Obligations or that might curtail or interfere with the present or future use of the Acquired Assets for the purposes for which they are now used. All of the products and services sold or licensed by XPIT, including  their  labeling  and  packaging,  are in  full  compliance  with  all
applicable  local,  state,  and  federal  laws,   statutes,   regulations,   and
ordinances.

     6.12 Environmental Compliance. XPIT is in full compliance with all applicable federal, state, and local laws, rules, and regulations relating to environmental regulations and to the disposal of waste products (including but not limited to those products defined as hazardous waste under applicable laws). XPIT does not lease, own, or operate a facility on, and has not leased, owned, or operated a facility on, any land or real property subject to any environmental contamination, violation, requirement for cleanup, or any other environmental remediation.

     6.13 Taxes. To the extent required, XPIT has timely and correctly prepared and filed all tax returns, including federal and state income tax returns and sales tax returns, and XPIT has paid all taxes due pursuant to such tax returns as well as all other taxes, including real and personal property taxes, franchise taxes, and sales and use taxes, for which XPIT is liable, except for certain property taxes that are accrued but not yet due, as shown on Schedule
6.13. XPIT has not filed for and is not now, nor will it become, subject to any extension of time with respect to the filing of any tax return. XPIT has provided to Acquisition Co. true and correct copies of all federal and state income tax returns filed for the past three years by XPIT or its predecessor, Xpit.com, Inc. XPIT and the Stockholder are not aware of any actual or threatened tax audit against XPIT. XPIT has paid all payroll taxes as and when due, maintains all required payroll trust accounts, and has timely paid all employee and employer withholding taxes into such trust accounts.

     6.14 Insurance. XPIT maintains adequate insurance with qualified insurance carriers with respect to liability, workers' compensation, and property loss and damage. A list of insurance policies showing coverage amounts, deductibles, insurance carrier, and type of coverage is set forth on Schedule 6.14. Declaration pages have been provided to Acquisition Co. with respect to each such policy.

     6.15 Trademarks and Intellectual Property. XPIT is the exclusive owner of all intellectual property and technology necessary for the conduct of the XPIT Business or to cause the Software to function in accordance with Schedule 6.16, including, without limitation, any and all United States, state and foreign patents, trademarks, service marks, trade names, service names, copyrights, recordings or other use of marks, registrations, and applications pertaining thereto, inventions, discoveries, improvements, processes, formulae, computer programs or software (including the Software), e-mail domain names or addresses, websites, drawings, designs, and all other know-how, not generally available (collectively the "Intellectual Property"). XPIT has not granted to any person or entity, other than its customers, any license or other right to use any Intellectual Property, and the Intellectual Property does not require the use of third-party software or consents. As of the Closing Date, there are no claims, actions, proceedings or facts that could lead to any claims, actions, or proceedings with respect to: (i) any infringement or claimed infringement by XPIT of any intellectual property of any person or entity, (ii) any threatened or contemplated cancellation or revocation of any agreement granting to XPIT the right to any Intellectual Property; or (iii) XPIT's ownership or use of the Intellectual Property. Set forth on Schedule 6.15 is a list of: (i) all patents, trademarks, service marks, trade names, copyrights, or applications for any of the foregoing and all know-how, show-how, and any other intellectual property rights that are owned or used in whole or in part by XPIT or the Stockholder in connection with the XPIT Business or the Software; (ii) the geographic scope of any limitations on any items listed on Schedule 6.15; and (iii) all agreements to which XPIT is a party that are in force and relate in whole or in part to any item listed on Schedule 6.15 or to any other intellectual property used by XPIT in conjunction with the XPIT Business or the Software.

     6.16  Software.  The  Software  will  perform  the  functions  set forth on
Schedule 6.16 in accordance with the specifications, descriptions and technical, functional, interface, performance and capacity specifications set forth therein. The Software is fully operational on the configuration of hardware, operating system and software currently utilized by XPIT ("Designated Environment"), which will be transferred to Acquisition Co. hereunder as part of the Acquired Assets. When used in the Designated Environment and properly maintained, the Software will not become unstable or cause instability or system failures in the Designated Environment or any component thereof. The Software is fit for its intended uses and purposes and for the operation of the XPIT Business as currently conducted, and no licenses to or rights in any software or other intellectual property is required from any party to this agreement or third party for the conduct of the XPIT Business or to cause the Software to function in accordance with Schedule 6.16. The Software, when used in the Designated Environment, shall receive, process and respond in the time frames set forth on Schedule 6.16 and will be able to process the number of transactions set forth therein without adversely affecting its response time or functionality. The Software has been developed and functions in accordance with all applicable laws and regulatory standards. The Software and each component thereof does not, and will not when delivered, contain any pre-programmed devices, such as "viruses" or other such devices that will cause the Software or any component thereof to be erased or become inoperable or incapable of processing or affect operations of other systems.

     6.17 Regulatory Approvals. Schedule 6.17 is a list of all licenses, permits, qualifications, and other regulatory approvals and authorities applicable to the XPIT Business or the Software. XPIT holds all of such approvals and other authorities necessary for the conduct of its business as now conducted, all of such authorities may be transferred to Acquisition Co., at Closing, without penalty or other adverse effect, and Acquisition Co. may thereafter conduct the business as previously conducted by XPIT in full compliance with all legal requirements.

     6.18 Customers and Suppliers. As of the Closing Date, neither XPIT nor the Stockholder has any information or reason to believe that any of its customers or suppliers will cease to do business with Acquisition Co. after the Closing. There are no disagreements or controversies pending, or to the best knowledge of XPIT and the Stockholder, threatened with any customer or supplier of XPIT, nor has any such customer or supplier made any claims or complaints regarding the services or products provided by XPIT. All suppliers have been timely paid by XPIT. There are no special relationships (personal or otherwise, such as payment in kind, rebates, or other incentives) between XPIT and any XPIT customer or supplier. Neither XPIT nor any officer, director, stockholder, or other affiliate of XPIT has any ownership or other pecuniary interest in any competitor, customer, or supplier of XPIT. There are no sole source suppliers of XPIT. For purposes of this agreement, "sole supplier" shall mean any individual or entity that provides products or services used in connection with the XPIT Business or the Software, but do not include FutureSource/Bridge, LLC or the commodities and financial exchanges which provide information to XPIT. Except as set forth on Schedule 6.18, XPIT does not use any manufacturers, sales, or independent representatives agreements except for agreements that can be terminated without cause or damages upon thirty (30) or fewer days notice. As used herein, customers shall include all clients of XPIT, including all dealers, distributors, and other users of XPIT services.

     6.19 Leased Premises. XPIT leases certain real property (the "Premises") from Sawtooth pursuant to an Office Sub-Lease dated October 24, 2000 (the "Lease"), a true, correct, and complete copy of which has been previously provided to Acquisition Co. As now configured, the Premises are suitable and adequate for the conduct of the XPIT Business. The Premises are not subject to any other lease rights, liens, encumbrances, or other third party rights that would interfere with the rights of Acquisition Co. pursuant to the Lease, including its right of quiet enjoyment, other than the primary lease for the Premises by and between Sawtooth as lessee and the CW Moore Plaza, LLC as lessor. XPIT does not own, use or occupy any real property other than the Premises.

     6.20 Obligation to Brokers. Neither XPIT nor the Stockholder has incurred any obligation for the payment of any brokerage commission, finder's fee, or any other obligation relating to this Agreement or the consummation of the transactions provided for herein, other than the finder's fee to Steven Kanaval which shall be paid in full by XPIT or Stockholder.

     6.21 Complete Disclosure. This Agreement and the agreements and instruments attached hereto and to be delivered at the time of Closing do not contain any untrue statement of a material fact by the Stockholder or XPIT. This Agreement and such other related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein by XPIT or the Stockholder, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE VII
                REPRESENTATIONS AND WARRANTIES OF ACQUISITION CO.

     Acquisition Co. and CQG represent and warrant to XPIT and the Stockholder as follows, as of the date hereof and as of the Closing:

     7.1 Organization and Qualification. Acquisition Co. is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Colorado. CQG is a corporation duly organized, validly existing, and in good standing under the laws of the

State of Colorado. Acquisition Co. and CQG each have full power to own all of their properties and to carry on their business as now conducted.

     7.2 Authority. Acquisition Co., pursuant to its articles of organization and operating agreement, and CQG, pursuant to its articles of incorporation and bylaws, each have the authority to execute this Agreement and to consummate the transactions provided for herein, subject to final approval by the board of directors of each.

     7.3 No Violation of Obligations. The execution and delivery of this Agreement, and the consummation of the transactions provided for herein, will not violate any agreement or commitment made by Acquisition Co. or CQG, or any requirement binding on Acquisition Co. or CQG, including, without limitation, any lease, contract, loan agreement, promissory note, franchise agreement, court order, judgment, regulatory ruling, or any arbitration award.

     7.4 No Brokers. Neither Acquisition Co. nor CQG have incurred any obligation for the payment of any brokerage commission, finder's fee, or any other similar obligation relating to this Agreement or the consummation of the transactions provided for herein, all of which obligations will be satisfied by Acquisition Co. or CQG without obligation to the Stockholder or XPIT.

     7.5 Complete Disclosure. This Agreement and the agreements and instruments related hereto do not contain any untrue statement of a material fact by Acquisition Co. or CQG. This Agreement and such related agreements and instruments do not omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE VIII
                        COVENANTS OF THE RELATED PARTIES

     8.1 Termination of Consulting Agreement. Sawtooth is a party to an Independent Consulting Agreement dated March 12, 2001 and as amended on September 27, 2001, by and between Sawtooth and the Stockholder ("Consulting Agreement"). The Stockholder and Sawtooth hereby mutually agree to terminate the Consulting Agreement and each acknowledge and agree that the other has satisfied all of its obligations under the Consulting Agreement. As consideration for termination of the Consulting Agreement by Sawtooth and as payment and satisfaction in full of all amounts due or become due under the Consulting Agreement, Acquisition Co. agrees to pay $10,000 to Sawtooth in certified funds by wire transfer to an account designated by Sawtooth.

     8.2 Acknowledgement of Prior Owners. The Members are holders of substantially all of the ownership interests in Sockeye and Sawtooth. The Members, Sockeye, and Ramsey (collectively, the "Prior Owners") acknowledge and agree that the payment set forth in Section 3.1(a) represents payment in full of the amounts due under the promissory notes issued to Sockeye and Ramsey by Stockholder as consideration for the transfer and sale of their direct and indirect ownership interests in XPIT pursuant to the Merger Agreement. The Prior Owners further acknowledge and agree that the payment set forth in Section 3.1(a) is payment in advance of the maturity of the indebtedness represented by the promissory notes and therefore is a payment to which they would not otherwise be entitled at this time.

     8.3 Consent to Transactions. The Prior Owners consent to the transactions set forth herein for all purposes, including the restrictions set forth in
Section 7.4 of the Merger Agreement.

     8.4 Release of Claims and Disclaimer of Rights. The Related Parties hereby disclaim all right, title, and interest in the Acquired Assets (including the Software and the Intellectual Property) and the Assumed Obligations and agree to execute any document and to take such other actions as may be required by Acquisition Co. to vest ownership of the Acquired Assets (including the Software and the Intellectual Property) and Assumed Obligations in Acquisition Co. The Prior Owners hereby release all claims to or against the Acquired Assets (including the Software and the Intellectual Property) and Assumed Obligations or against Acquisition Co. and its affiliates.

     8.5 Representations and Warranties of the Related Parties. The Related Parties hereby represent and warrant, jointly and severally, to Acquisition Co. and CQG, as follows:

          (a) Ramsey, Sawtooth, Sockeye each represent and warrant that it has the authority, pursuant to its certificate of incorporation and bylaws or articles of organization and operating agreement, as applicable, and pursuant to such additional action as is necessary by its officers, directors, stockholders, members or managers, to execute this Agreement (and the Noncompetition Agreement, as applicable) and to consummate the transactions provided for herein. Without limiting the generality of the foregoing, each agrees that it will fully authorize all of the transactions provided for herein prior to Closing.

          (b) As of March 12, 2001 (the "Merger Date"), the representations and warranties set forth in Sections 4.1 through 4.22 of the Merger Agreement were true, accurate, and complete in all respects.

          (c) As of the Merger Date, XPIT's predecessor, Xpit.Com was the exclusive owner of or had a valid right to use all intellectual property and technology necessary for the conduct of its business or the functionality of the Software. As of the Merger Date, Xpit.Com did not own or use, in whole or in part, any United States, state and foreign patents, trademarks, service marks, trade names, service names, copyrights, recordings or other marks, registrations, and applications pertaining thereto ("Registrations") except Registrations for which it had a valid license or right to use. As of the Merger Date, no third parties had any Registrations covering intellectual property used by Xpit.Com, except Registrations for which it had a valid license or right to use. As of the Merger Date, Xpit.Com had not granted to any person or entity, other than its customers, any license or other right to use any inventions, discoveries, improvements, processes, formulae, computer programs or software (including the Software), e-mail domain names or addresses, websites, drawings, designs, and all other know-how, not generally available (collectively the "Intellectual Property"). As of the Merger Date, the Intellectual Property did not require the use of third-party software or consents except for software for which Xpit.Com had consents or a valid license or right to use. As of the Merger Date, there were no claims, actions, proceedings or facts that could lead to any claims, actions, or proceedings with respect to: (i) any infringement or claimed infringement by Xpit.Com of any intellectual property of any person or entity,
(ii) any threatened or contemplated cancellation or revocation of any agreement granting to Xpit.Com the right to any Intellectual Property; or (iii) Xpit.Com's ownership or use of the Intellectual Property.

     8.6 Representation and Warranty of Ramsey. Ramsey represents and warrants that it is not in possession of any confidential or proprietary information of XPIT and that it has not used and will not use any such confidential or proprietary information in the conduct of its business.

     8.7 Noncompetition. The Merger Agreement and this Agreement provide for the transfer of valuable confidential and proprietary information utilized in the XPIT Business, some of which constitutes trade secrets and all of which Sockeye, Sawtooth, and the Members have had access to or knowledge of. In order to protect the confidentiality of such proprietary information and to prevent the use of such proprietary information by Sockeye, Sawtooth, and the Members in a manner adverse to Acquisition Co. and in consideration for the accelerated payment of the promissory notes as set forth in Section 3.1(a), Sockeye, Sawtooth, and the Members each agree to execute and deliver to Acquisition Co. at the Closing, a Noncompetition Agreement in substantially the form attached hereto as Exhibit B.

                                   ARITCLE IX
                         INFORMATION AND CONFIDENTIALITY

     9.1 Provision of Information Relating to XPIT. Prior to the execution of this Agreement, XPIT and the Stockholder have made available to Acquisition Co. information relating to the business and operations of XPIT, including the Acquired Assets, the Assumed Obligations, and the Excluded Liabilities. XPIT and the Stockholder believe that all of such information is substantially true and complete. Any due diligence or investigation by Acquisition Co. shall not affect the representations and warranties of XPIT contained in this Agreement, which shall continue in effect and shall survive the Closing.

     9.2 Continued Due Diligence. XPIT and the Stockholder will cooperate with and will provide to Acquisition Co. all of the information requested by Acquisition Co. in connection with its due diligence investigation of XPIT, the Acquired Assets, the Assumed Obligations, the Excluded Liabilities, and related matters, including, without limitation, all contracts, leases, and agreements related to the XPIT Business (including prior purchase agreements and leases for property and equipment), financial statements, the condition of property and equipment, and confirmation of revenues, expenses, inventories, accounts receivable, accounts payable, contracts receivable, and liabilities. Acquisition Co. shall further have the right, prior to the Closing, to inspect the premises of XPIT and to interview or meet with employees to assist in transition and to determine the nature and status of projects currently in development. Any due diligence or investigation by Acquisition Co. shall not affect the representations and warranties of XPIT contained in this Agreement, which shall continue in effect and shall survive the Closing.

                                    ARTICLE X
                              CONDITIONS TO CLOSING

     The obligations of the parties to close the transactions provided for herein are subject to the following conditions as well as to any other conditions express or implied in this Agreement.

     10.1 Stockholder and XPIT Conditions. The obligations of the Stockholder and XPIT are subject to the following conditions:

          (a) All representations, warranties, covenants, and other agreements contained herein on the part of Acquisition Co. will be true and correct at the time of Closing.

          (b) No lawsuit, governmental action, or other legal proceeding shall have been commenced that shall materially interfere with the ability of the parties to consummate the transactions provided for herein.

     10.2 Acquisition Co.'s Conditions. The obligations of Acquisition Co. to complete the transactions provided for herein are subject to the following conditions:

          (a) All representations, warranties, covenants, and other agreements contained herein on the part of the Stockholder and XPIT will be true and correct at the time of Closing.

          (b) No lawsuit, governmental action, or other legal proceeding shall have been commenced that shall materially interfere with the ability of the parties to consummate the transactions provided for herein.

          (c) Acquisition Co.'s Board of Directors shall have approved this transaction, this Agreement, and the exhibits and schedules referenced herein.

          (d) Acquisition Co. will be reasonably satisfied as to the willingness of the key employees of XPIT identified by Acquisition Co. to continue working for Acquisition Co after the Closing hereunder.

          (e) XPIT and the Stockholders shall provide a certificate or other evidence satisfactory to Acquisition Co. from XPIT's state and local governments showing that XPIT is not delinquent on its sales and use tax obligations; provided, however, that Acquisition Co. and CQG acknowledge that the amount of franchise tax owed by Stockholder to the State of Delaware is currently in dispute.

          (f) Acquisition Co. shall be satisfied that the Assumed Obligations may be assigned to Acquisition Co. without penalty or any other adverse effect, and when necessary, that the consent of third parties has been obtained.

          (g) Sawtooth shall execute and deliver a Sublease for the Premises substantially in the form attached hereto as Exhibit G.

          (h) Sawtooth shall have transferred the domain name "www.xpit.net" to Acquisition Co.

          (i) XPIT shall have obtained (i) the consent of the stockholders of the Stockholder to the transactions set forth herein, or (ii) an opinion of Delaware counsel (the "Delaware Opinion Letter"), in form and substance reasonably acceptable to counsel to Acquisition Co., opining that such stockholder approval is not necessary to consummate the transactions set forth herein and an appraisal ("Appraisal") by a reputable, disinterested appraiser with experience in valuing companies in substantially the same business sector as Stockholder, which appraiser shall be approved by Acquisition Co. prior to commencing the Appraisal. The Appraisal shall establish the fair market value of Stockholder and its subsidiaries (excluding XPIT) on a consolidated basis and shall demonstrate to the satisfaction of Acquisition Co., in its sole discretion, that the Acquired Assets do not constitute substantially all of the assets of Stockholder on a consolidated basis. Acquisition Co. hereby agrees to pay one-half of the cost of the Appraisal on the following conditions: (i) the total cost paid by Acquisition Co. for such Appraisal shall not exceed Ten Thousand Dollars ($10,000); (ii) Acquisition Co. shall not incur any liability to pay costs or fees to any appraiser selected by XPIT or Stockholder unless such appraiser has been approved by Buyers in writing; and (iii) the Appraisal shall be completed within seven (7) days of the date hereof.

          (j) XPIT and Stockholder shall have continued to conduct the XPIT Business in substantially the same manner as it has historically been conducted, including providing substantially similar financial and other resources to XPIT.

                                   ARTICLE XI
                                     CLOSING

     The closing of all transactions provided for herein (the "Closing") shall occur by delivery of documents by facsimile (with originals to be delivered by overnight courier the following day) as soon as practicably after each of the conditions set forth in Article X have been satisfied or waived, or at such other time as the parties may mutually agree (the "Closing Date"). The transactions at Closing, when effective, will be deemed to be effective as of the opening of business on the day of Closing, except as otherwise specifically provided at the time of Closing. All actions to be taken at Closing will be considered to be taken simultaneously, and no document, agreement, or instrument will be considered to be delivered until all items that are to be delivered at the Closing have been executed and delivered. At the Closing, the following actions will occur:

     11.1 Certificates. Officers of CQG, Acquisition Co., the Stockholder, XPIT, Sockeye, Sawtooth, and Ramsey will each respectively execute a certificate stating that all representations and warranties made by them respectively in this Agreement continue to be true as of the time of Closing.

     11.2 XPIT's Legal Opinion. The Stockholder will deliver to Acquisition Co. an opinion of legal counsel for the Stockholder and XPIT, in form reasonably satisfactory to Acquisition Co., opining favorably as to the matters set forth in Sections 6.1 and 6.2 and, to the best of such counsel's knowledge, to the matters in Section 6.3 of this Agreement.

     11.3 Assignment and Bill of Sale. XPIT, Stockholder, and the Related Parties will execute and deliver to Acquisition Co. an assignment and bill of sale, substantially in the form of Exhibit E, transferring good and marketable title to all of the Acquired Assets to Acquisition Co. free and clear of any liens or other adverse interests.

     11.4 Assignment of Intangibles. XPIT will execute such further assignments or other transfer documents as may be necessary to transfer all intangible Acquired Assets to Acquisition Co., including consents from third parties, to the extent required to provide valid assignments of contracts and other agreements. The Stockholder and the Related Parties will confirm its prior transfer to XPIT of all information or other Intellectual Property relating to the XPIT business or the Software.

     11.5   Third-Party   Consents.   Stockholder  and  XPIT  shall  deliver  to
Acquisition Co. any consents or agreements necessary to assign the Assumed Obligations to Acquisition Co.

     11.6 Assignment and Assumption of Assumed Obligation. The Stockholder and Acquisition Co. will execute an assumption of liabilities, substantially in the form of Exhibit F, assuming and agreeing to pay all of the liabilities assumed in accordance with Section 4.1.

     11.7 Sublease. Sawtooth and Acquisition Co. shall execute a Sublease for the Premises substantially in the form of Exhibit G.

     11.8 Acquisition Co.'s Legal Opinion. Acquisition Co. will deliver to the Stockholder and XPIT an opinion of legal counsel for Acquisition Co., in form reasonably satisfactory to XPIT and the Stockholder, opining favorably as the matters set forth in Sections 7.1 and 7.2.

     11.9 Purchase Price. Acquisition Co. will pay the Base Price for the Acquired Assets in accordance with Section 3.1 hereof.

     11.10 Excluded Liabilities. The Stockholder and XPIT shall satisfy or provide evidence satisfactory to Acquisition Co. that they have satisfied or will satisfy all of the Excluded Liabilities.

     11.11 Corporate Authorization of Acquisition Co. Acquisition Co. shall provide such corporate authorization as XPIT and the Stockholder may reasonably request for the purpose of verifying the validity of all instruments and documents delivered at the time of Closing by Acquisition Co.

     11.12 Corporate Authorization of XPIT and Stockholder. XPIT and the Stockholder shall provide such corporate authorization as Acquisition Co. may reasonably request for the purpose of verifying the validity of all instruments and documents delivered at the time of Closing by XPIT or the Stockholder, including the Appraisal and the Delaware Opinion Letter or a vote of the stockholders of the Stockholder.

     11.13 Tax Allocations. The parties shall execute a schedule showing allocations of the purchase price to the various Acquired Assets as reasonably determined by Acquisition Co., which allocations shall be consistent with
Section 1060 of the Internal Revenue Code and the Regulations thereunder. The parties will agree to report all transactions hereunder consistent with such schedule for all tax purposes.

     11.14 Employment Agreements and Confidentiality Agreements. XPIT shall deliver an employment termination letter to each of the Employees and an assignment and waiver of its rights under each of the Employee's nondisclosure agreements with XPIT. Each of the Employees shall execute the Employment Agreement or the Confidentiality Agreement.

     11.15  Noncompetition  Agreements.  XPIT and the  Stockholder  and Sockeye,
Sawtooth,   and  the  Members  shall  execute  the   Noncompetition   Agreement,
substantially in the forms attached hereto as Exhibits A and B, respectively.

     11.16 Name Change. XPIT shall deliver to Acquisition Co. such documentation as it may deem reasonably necessary to change its name to a name that does not include "XPIT" or any variant thereof or assurances that such documentation will be delivered as soon as reasonably possible following the Closing.

     11.17 Domain Names. Stockholder, XPIT and/or Sawtooth shall execute and deliver to Acquisition Co. any documents reasonably requested by Acquisition Co. in order to assign and transfer the domain names "XPIT.com" and "XPIT.net."

     11.18 Consent of Noteholders. The Noteholders shall execute an agreement consenting to the transactions herein, confirming payment of the notes and terminating the promissory note and related pledge agreements.

     11.19 Termination of Consulting Agreement. Stockholder and Sawtooth shall execute an agreement terminating the Consulting Agreement in accordance with
Section 8.1 hereof.

     11.20 Other Acts. The parties will execute any other documents reasonably required to carry out the intent of this Agreement.

                                   ARTICLE XII
                                   TERMINATION

     This Agreement will terminate in accordance with the following provisions.

     12.1 Termination. If Xpit or Stockholder, on the one hand, or CQG or Acquisition Co., on the other hand have not satisfied such parties' conditions to Closing, as set forth in Article X, within forty-five (45) days of the date hereof, this Agreement may be terminated by the others upon written notice, as provided herein without liability to any party. If the purchase and sale provided for herein fails to close within six months of the date hereof, then this Agreement shall automatically terminate unless the parties have, by mutual agreement, extended the time for Closing in writing without liability to any party.

     12.2 Failure of Condition. If this Agreement terminates by reason of the failure of any condition provided for herein to be satisfied within six months of the date hereof, and if the failure to satisfy such condition occurs without material fault on the part of either party hereto, then this Agreement shall terminate without liability on the part of either party hereto, except that the confidentiality provisions set forth in Article IX shall remain in effect.

     12.3 Termination by Agreement. If the parties hereto mutually agree to terminate this Agreement, such termination shall be effective without liability to either party hereto.

                                  ARTICLE XIII
                               COSTS AND EXPENSES.

     Except as otherwise expressly provided for herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto will be solely responsible for its own costs and expenses incurred in connection herewith including without limitation any legal, accounting, appraisal or other professional fees.

                                   ARTICLE XIV
                             MUTUAL INDEMNIFICATION

     14.1 XPIT's and the Stockholder's Indemnity. XPIT and the Stockholder, jointly and severally, (and the Related Parties, jointly and severally, with respect to the obligations, covenants, representations and warranties set forth in Article VIII) agree that they shall indemnify and hold harmless Acquisition Co., CQG, and the representatives, shareholders, officers, directors, employees, agents, affiliates, predecessors, successors, and assigns of each (collectively, the "Acquisition Co. Indemnitees") from and against any and all costs, losses, liabilities, damages, litigation, claims, costs, and expenses, including reasonable attorneys' fees and other expenses of investigation and defense (collectively, the "Damages") to which the Acquisition Co. Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement or any certificate or other document delivered hereunder or pursuant hereto by XPIT, the Stockholder, or the Related Parties, including any material breach of any representation or warranty made by XPIT, the Stockholder, or the Related Parties the failure by XPIT or the Stockholder to perform materially any of the covenants or obligations contained herein or in any certificate or other document delivered hereunder or pursuant hereto.

     14.2 Acquisition Co.'s and CQG's Indemnity. Acquisition Co. and CQG agree that they, jointly and severally, shall indemnify and hold harmless the Stockholder, XPIT and the representatives, officers, directors, stockholders, employees, agents, affiliates, predecessors, successors, and assigns of each (collectively, the "XPIT Indemnitees") from and against any and all Damages to which the XPIT Indemnitees may become subject or which are incurred in connection with, arise out of, result from, or are attributable to any material breach of the terms of this Agreement or any certificate or other document delivered hereunder by Acquisition Co., including any material breach of any representation or warranty made by Acquisition Co., or the failure by
Acquisition Co. to perform materially any of the covenants or obligations contained herein or in any certificate or other document delivered hereunder or pursuant hereto or any use of the Acquired Assets after Closing.

     14.3 General. The party entitled to indemnification shall be referred to as the "Indemnified Party," and the party obligated to provide such indemnification shall be referred to as the "Indemnifying Party" provided that XPIT and the Stockholder shall be treated as one party for purposes of such definitions in this Article XIV. The Indemnified Party shall advise the Indemnifying Party in writing of any claim for indemnification (whether or not such claim involves a person or entity that is not a party to this Agreement (a "Third Party")), although the failure to provide such written notice shall not discharge the obligations of the Indemnifying Party hereunder.

     14.4 Third Party Claims.

          (a) The Indemnified Party shall immediately notify the Indemnifying Party in writing of any claim by a Third Party for which the Indemnifying Party has indemnification obligations hereunder and shall acknowledge its indemnification obligation for such claim in writing. After the Indemnified Party has received such notice of a claim by a Third Party from the Indemnifying Party, the Indemnified Party shall allow the Indemnifying Party an opportunity to undertake the prompt and diligent defense, settlement, or other resolution of the claim. In the event the Indemnifying Party assumes the defense as provided above, the Indemnified Party shall have the right to participate in the defense at its own expense, shall cooperate with the Indemnifying Party in such defense, and will attempt to make available to the Indemnified Party on a reasonable basis all such witnesses, records, materials, and information in its possession or under its control relating thereto as is reasonably requested by the Indemnifying Party. Without the written consent of the Indemnified Party, the Indemnifying Party shall not, in the defense of such Third Party claim or any litigation resulting therefrom, consent to the entry of any judgment or enter into any settlement. Any settlement of a Third Party claim shall include, as to the Indemnified Party as an unconditional term thereof, a release by the Third Party of the Indemnified Party from any and all liability in respect of such claim or litigation, unless the Indemnified Party agrees otherwise in writing.

          (b) In the event that the Indemnifying Party elects not to assume the defense, is unwilling to acknowledge its indemnification obligations to the Indemnified Party in writing as required by Section 14.3 does not perform, or reasonably appears to be incapable of performing such obligations, then the Indemnified Party may defend, settle, or otherwise resolve the claim as the Indemnified Party determines to be appropriate. In such case, the Indemnifying Party shall be responsible for all costs incurred, including settlement or other amounts paid to third parties, by the Indemnified Party in connection therewith and shall cooperate with the Indemnified Party in such defense and attempt to make available to it all such witnesses, records, materials, and information in its possession or under its control relating thereto as is requested by the Indemnified Party.

     14.5 Remedies. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered against the Indemnified Party with respect to any Third Party claim in litigation or upon request by the Indemnified Party for any other Damages arising out of any claim not involving a Third Party. To the extent that the Indemnifying Party refuses to pay in full the Damages owed to the Indemnified Party, the Indemnified Party may: (i) offset the Damages against any payments the Indemnified Party may owe the Indemnifying Party, including without limitation the Holdback Amount and the Contingent Payments; and (ii) utilize any legal or equitable remedy to collect from the Indemnifying Party the amount of such Damages. Nothing contained herein is intended to limit or constrain the Indemnified Party's rights against the Indemnifying Party for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnified Party at law or in equity.

                                   ARTICLE XV
                 XPIT'S AND STOCKHOLDER'S POST-CLOSING COVENANTS

     From and after the time of Closing, XPIT and the Stockholder agree as follows:

     15.1 Payment of Liabilities. Except for the Assumed Obligations, XPIT and/or the Stockholder shall pay all of XPIT's liabilities as and when due, including without limitation any liabilities to trade creditors not assumed by Acquisition Co. In the event that Acquisition Co. must pay any such trade creditor in order for such trade creditor to continue to do business with Acquisition Co. on the same terms as such party did business with XPIT, then Acquisition Co. may pay such trade creditor and offset such payment against any payments Acquisition Co. thereafter may owe XPIT or the Stockholder, including without limitation the Holdback Amount and the Contingent Payments, or take such other actions as may be reasonable to collect such payment from XPIT or the Stockholder.

     15.2 Sales Taxes. XPIT and/or the Stockholder shall pay all sales and use taxes owed to any state taxing authority or any political subdivision or taxing authority in any state that accrue prior to or as a result of consummating the transactions set forth in this Agreement, if any, as and when due. XPIT shall not permit any lien in favor of the of any state or any political subdivision or taxing authority in the State of Idaho to attach to the Acquired Assets, and shall satisfy or otherwise discharge any such lien that does attach to the Acquired Assets, as a result of consummating the transaction set forth in this Agreement. In the event XPIT and the Stockholder fail to pay such taxes, Acquisition Co. may pay such taxes and offset such payment against any payments Acquisition Co. thereafter may owe XPIT or the Stockholder, including without limitation the Holdback Amount and the Contingent Payments, or take such other actions as may be reasonable to collect such payment from XPIT or the Stockholder

     15.3 XPIT Liquidation. After Closing, XPIT may liquidate and distribute all of its net assets, including any future payments hereunder, to the Stockholder, provided that the Stockholder acknowledges in writing its agreement to be responsible for all of the obligations of XPIT to Acquisition Co. Upon receipt of notice of such liquidation and assumption of obligations, all payments and other obligations due from Acquisition Co. to XPIT shall thereafter be made exclusively to the Stockholder.

                                   ARTICLE XVI
                               GENERAL PROVISIONS

     The following general provisions shall apply to this Agreement.

     16.1 Survival of Agreement. This Agreement, and all terms, warranties and provisions hereof will be true and correct as of the time of Closing and will survive the Closing for a period of three (3) years, except as otherwise expressly provided herein and except for claims for any breach of Sections 6.1, 6.2, 6.3, 6.5, 6.13 and 6.15, which shall survive for five (5) years after the Closing.

     16.2 Notices. All notices required or permitted hereunder or under any related agreement or instrument (unless such related agreement or instrument otherwise provides) will be deemed delivered when delivered personally, mailed, by certified mail, return receipt requested, or registered mail, or sent by a nationally recognized overnight courier to the respective party at the following addresses or to such other address as each respective party may in writing hereafter designate:

     (a)  To XPIT or the Stockholder:

          RateXchange Corporation
          100 Pine Street, Suite 500
          San Francisco, CA  94111
          Attention:  D. Jonathan Merriman, Chairman and CEO

          With a copy sent at the same time in the same manner to their legal counsel at:

          RateXchange Corporation
          100 Pine Street, Suite 500
          San Francisco, CA  94111
          Attention:  Christopher Aguilar, General Counsel

     (b)  To CQG or Acquisition Co.:

          CQG, Inc.
          1050 17th Street, Suite 2000
          Denver, CO 80265
          Attention:  David Chapman

          With a copy sent at the same time in the same manner to its legal counsel at:

          Krendl, Krendl, Sachnoff & Way, Professional Corporation 370 Seventeenth Street, Suite 5350
          Denver, CO 80202
          Attention: Cathy S. Krendl, Esq.

     16.3 Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors, personal representatives, heirs, and assigns. However, no party hereto will have any right to assign any of its obligations pursuant to this Agreement except with the prior written consent of all of the other parties, except that Acquisition Co. may assign its rights hereunder to a corporation, limited liability company, or other entity that Acquisition Co. wholly-owns or that Acquisition Co. is wholly-owned by.

     16.4 Merger. This Agreement and the exhibits and other documents, agreements, and instruments related hereto set forth the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified except in writing subscribed to by all such parties.

     16.5 Attorney's Fees. If any party shall commence any action or proceeding against the other that arises out of the provisions hereof or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover from the nonprevailing party all reasonable costs incurred in connection therewith, including reasonable attorneys' fees.

     16.6 Governing Law. This Agreement is entered into in the City and County of Denver, State of Colorado, it will be performed within such state, and all issues arising hereunder shall be governed in all respects by the laws of such state.

     16.7 Modification or Severance. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render the remainder of the Agreement enforceable and as so severed or modified, this Agreement will remain in full force and effect.

     16.8 Captions. The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation of any of the provisions hereof.

     16.9 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have read and entered into this Agreement as of the date above written.

                                   XPIT ACQUISITION LLC,
                                   a Colorado limited liability company,

                                   By:  CQG, INC.,
                                        a Colorado corporation
                                   Its: Member

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


                                   CQG, INC.,
                                   a Colorado corporation

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   XPIT CORPORATION,
                                   a Delaware corporation

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   RATEXCHANGE CORPORATION,
                                   a Delaware corporation

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   SAWTOOTH INVESTMENT MANAGEMENT, LLC,
                                   an Idaho limited liability company

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   SOCKEYE TRADING, LLC,
                                   an Idaho limited liability company

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   RAMSEY FINANCIAL, INC.,
                                   a Kentucky corporation

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   _____________________________________________
                                        Mike Boren

                                   _____________________________________________
                                        Dave Boren

                                   _____________________________________________
                                        Doug Bates

                                LIST OF EXHIBITS

Exhibit A    Form of Noncompetition Agreement of XPIT and Stockholder
Exhibit B    Form of Noncompetition Agreement of Sawtooth, Sockeye and the
             Members
Exhibit C    Form of Employment, Confidential Information and Invention
             Assignment Agreement
Exhibit D    Form of Confidential Information and Invention Assignment Agreement
Exhibit E    Form of Assignment and Bill of Sale
Exhibit F    Form of Assignment and Assumption Agreement
Exhibit G    Form of Sublease

                                LIST OF SCHEDULES

Schedule     Description
--------     -----------

 3.1(a)      Payment of Base Price
 3.2         Order-Routing Revenue
 4.1         Assumed Obligations
 6.4         Financial Statements of XPIT
 6.5         Acquired Assets
 6.6         Liabilities
 6.8         Legal Proceedings
 6.9         Material Agreements
 6.10        XPIT Employees
 6.13        Taxes
 6.14        Insurance Policies
 6.15        Trademarks and Intellectual Property
 6.16        Software
 6.17        Regulatory Approvals
 6.18        Customers and Suppliers